                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

     Filed by the Registrant [X]

     Filed by a Party other than the
     Registrant [ ]

     Check the appropriate box:
      [ ] Preliminary Proxy Statement                [ ] Confidential, For Use
                                                         of the Commission Only
                                                         (as permitted by Rule
                                                         14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  Integra, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      [X] No fee required.
      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.
     (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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
      (5) Total fee paid:

-------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

-------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
     (3) Filing Party:

-------------------------------------------------------------------------------
     (4) Date Filed:

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

                                 INTEGRA, INC.
                               1060 FIRST AVENUE
                      KING OF PRUSSIA, PENNSYLVANIA 19406

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 7, 2002

                            ------------------------

To our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of Integra, Inc. (the "Company") will be held on Friday, June 7, 2002, at 9:00 a.m., local time, at the offices of the Company, 1060 First Avenue, King of Prussia, Pennsylvania, to consider and act upon the following matters:

     1. To elect three directors, each to hold office until the end of his respective term and until the election and qualification of his successor;

     2. To ratify the selection of Ernst & Young LLP as the Company's independent accountants for 2002; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 26, 2002 are entitled to notice of and to vote at the Annual Meeting, and any adjournments thereof.

                                          By Order of the Board of Directors,

                                          Mary W. Tindall
                                          Secretary

April 30, 2002

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR VOTE CAN BE RECORDED. THE ENVELOPE DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                                  Integra Logo
                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 7, 2002
                            ------------------------

     This Proxy Statement is being furnished to the stockholders of Integra, Inc. (the "Company") in connection with the 2002 Annual Meeting of Stockholders of the Company to be held on June 7, 2002 and any adjournment or adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at 9:00 a.m., local time, at the offices of the Company, 1060 First Avenue, King of Prussia, Pennsylvania. This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about May 7, 2002.

     Execution and return of the enclosed Proxy are being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

                          VOTING AT THE ANNUAL MEETING

RECORD DATE; PROXIES; VOTE REQUIRED

     Only stockholders of record at the close of business on April 26, 2002 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, the Company had outstanding 10,251,052 shares of common stock, $.01 par value (the "Common Stock"). The Company has no class or series of stock outstanding other than the Common Stock. For purposes of the votes on all proposals set forth below, a quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting until a quorum is present. Each stockholder is entitled to one vote for each share of Common Stock owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.

     If properly signed and returned to the Company and not revoked, the accompanying Proxy will be voted in accordance with the instructions it contains. If your Proxy is signed and returned without directions, the persons named in the Proxy will vote the shares represented thereby for the election of those directors named herein, for the ratification of Ernst & Young LLP as the Company's accountants for 2002 and as recommended by the Board on any other matter brought before the Annual Meeting.

     Any Proxy may be revoked at any time before it is exercised by providing written notice to the Secretary of the Company. The casting of a ballot at the Annual Meeting by a stockholder who may theretofore have given a Proxy will not have the effect of revoking that Proxy unless the stockholder so notifies the Secretary of the Company in writing at any time prior to the voting of the shares represented by the Proxy.

     Election as a director requires a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. The ratification of Ernst & Young as the Company's accountants requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

     For the purpose of determining the vote required for approval of matters to be voted on at the Annual Meeting, abstentions and broker non-votes (i.e., shares held by a broker or nominee that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) will be counted as shares that are present for purposes of determining a quorum. With regard to the election of directors, votes may be cast in favor of a nominee or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. Broker non-votes will be treated as shares that are unvoted and not present on such proposals, and therefore generally will have no effect on the outcome of such proposals.

                            I. ELECTION OF DIRECTORS

     The Board of Directors is presently composed of three members. Each of the nominees for election was previously elected to the Board of Directors by the Company's stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     The three directors set forth below are each nominated for election for a term of office that will continue until the next annual meeting or until his successor has been elected and qualified.

     It is the intention of each of the persons named in the accompanying Proxy to vote the shares represented thereby in favor of the three nominees listed in the following table, except to the extent otherwise instructed by Proxy. Each nominee is presently serving as a director. In case any of the nominees is unable or declines to serve, the persons named in the accompanying Proxy reserve the right to vote the shares represented by Proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any nominee listed below will be unable or will decline to serve.

INFORMATION WITH RESPECT TO NOMINEES

     Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

     SHAWKAT RASLAN, age 50, has been a director of the Company since February 1994 and has served as Chairman of the Board of Directors since November 1999. Mr. Raslan serves as President and Chief Executive Officer of International Resources Holdings, Inc., an asset management and investment advisory service. He has held these positions since 1983. Mr. Raslan serves as a director of Access Worldwide Communications, Inc., a pharmaceutical marketing services organization.

     ELLIOT SAINER, age 56, has been a director of the Company since May 1999. Mr. Sainer has been the President and Chief Executive Officer of Aspen Education Group, Inc., which provides educational programs that promote academic and personal growth to youth and their families, since he founded the organization in August 1998. From July 1989 to May 1998, Mr. Sainer served as President and Chief Executive Officer of College Health Enterprises, a regional healthcare system that owns and operates hospitals and long-term care facilities in southern California.

     CHARLES HENRI-WEIL, age 65, has been a director of the Company since December 1999. Mr. Weil has served as Chairman and Chief Executive Officer of Intergestion, an investment banking company based in France, since June 1989. From 1990 until December 2000, Mr. Weil also was a self-employed financial consultant based in Paris, France. He serves as a director of certain European companies, including Dawnay Day & Co. Ltd. (Great Britain), Europeenne de Distribution Luxembourg and Europeenne des metaux Luxembourg, an industrial conglomerate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH NOMINEE.

       II. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Ernst & Young LLP ("Ernst & Young") to serve as independent accountants for the Company for 2002. The Board of Directors considers Ernst & Young to be eminently qualified.

     Although it is not required to do so, the Board of Directors is submitting its selection of the Company's accountants for ratification at the Annual Meeting to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

     It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                               III. OTHER MATTERS

     The Board of Directors of the Company does not know of any other matter that may be brought before the Annual Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the enclosed Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                          MATTERS CONCERNING DIRECTORS

COMMITTEES AND MEETINGS

     During 2001, the Board of Directors of the Company met fifteen times. Each of the current nominees for director attended at least 75% of the meetings of the Board of Directors and meetings of any committees of the Board on which such person served that were held during the time that such person served.

     The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors does not have a Nominating Committee.

     The members of the Compensation Committee are Shawkat Raslan, who serves as Chairman, Elliot Sainer and Charles Henri-Weil. The Compensation Committee makes recommendations to the full Board of Directors as to the compensation of senior management and administers the Integra, Inc. 1994 Stock Option Plan, the Integra, Inc. 1999 Stock Option Plan and the Integra, Inc. 2001 Employee Stock Purchase Plan and determines the persons who are eligible to receive options and the number of shares of Common Stock subject to each option. The Compensation Committee met on three occasions during 2001.

     The members of the Audit Committee are Elliot Sainer, who serves as Chairman, Shawkat Raslan, and Charles Henri-Weil. The Audit Committee acts as a liaison between the Board of Directors and the independent auditors and is authorized to review the independence and performance of the Company's independent auditors and to recommend to the Board the appointment of the independent auditors. The Audit Committee reviews with the independent auditors the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls and monitors other corporate and financial policies. The Audit Committee held seven meetings in 2001.

DIRECTOR COMPENSATION ARRANGEMENTS

     Directors of the Company do not receive an annual retainer. Directors do, however, receive $2,000 for each Board meeting or Committee meeting attended in person and $1,000 for each Board meeting or Committee meeting attended via telephone. The Chairman of the Board of Directors receives compensation equal to twice the per meeting compensation set forth above.

     From time to time the Chief Executive Officer may request, with the approval of the Board of Directors, specific assistance from a particular director. The compensation of such director for additional services provided will be considered on a case by case basis and will be granted only with Board approval. The Board has approved the payment of additional compensation to the Chairman of the Board of Directors of $7,000 per month beginning July 1, 2001, in return for the Chairman taking a more active role in the management of the Company.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

     The Board of Directors will consider nominees for directors recommended by stockholders. There are no specified formal procedures for submitting such recommendations. Recommendations may be addressed to the Chief Executive Officer, Integra, Inc., 1060 First Avenue, King of Prussia, Pennsylvania 19406.

                             EXECUTIVE COMPENSATION

COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information for the fiscal years ended December 31, 2001, 2000 and 1999 concerning the compensation of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2001 (the "Named Executive Officers").

                                                                           LONG TERM
                                                                         COMPENSATION
                                              ANNUAL COMPENSATION    ---------------------
                                              --------------------   SECURITIES UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR    SALARY      BONUS            OPTIONS          COMPENSATION(1)
---------------------------            ----   ---------   --------   ---------------------   ---------------
Eric E. Anderson, Ph.D.(2)...........  2001   $148,217         --                --             $192,196
  Chief Executive Officer              2000   $242,525    $50,000           500,000             $ 19,897
                                       1999   $239,385    $75,000                --                   --
Stuart Piltch (3)....................  2001   $ 99,039         --                --                   --
  Chief Executive Officer
Jack N. Brown(4).....................  2001   $181,443         --           125,000             $  5,708
  Chief Financial Officer              2000   $ 92,707    $30,000            30,000             $  2,800
                                       1999         --         --                --                   --
Gregory R. Santore(5)................  2001   $161,731    $10,000           125,000             $  3,500
  President -- Corporate Services
  Division
Rhonda Matlack.......................  2001   $102,327         --            50,000                   --
  Executive Vice President

---------------
(1) Amounts disclosed in this column include: (a) auto allowances paid to Dr. Anderson, Mr. Brown and Mr. Santore of $3,565, $5,708 and $3,500, respectively; (b) $1,131 paid by the Company in connection with the maintenance of a personal phone line, fax line and computer at Dr. Anderson's residence; and (c) $187,500 in connection with Dr. Anderson's termination of employment with the Company.

(2) Dr. Anderson terminated his employment with the Company on June 12, 2001.

(3) Mr. Piltch joined the Company on July 27, 2001 and terminated his employment with the Company on March 13, 2002.

(4) Mr. Brown terminated his employment with the Company on March 31, 2002; he now acts as a consultant to the Company.

(5) Mr. Santore became Chief Executive Officer of the Company on March 15, 2002.

OPTION GRANTS

     The following table sets forth stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL
                                                                                                REALIZABLE
                                                    INDIVIDUAL GRANTS                            VALUE AT
                                ---------------------------------------------------------        ASSUMED
                                                 PERCENT OF                                  ANNUAL RATES OF
                                                   TOTAL                                          STOCK
                                  NUMBER        OPTIONS/SARS      EXERCISE                        PRICE
                                    OF           GRANTED TO          OR                        APPRECIATION
                                SECURITIES       EMPLOYEES          BASE                           FOR
                                UNDERLYING           IN             PRICE                      OPTION TERM
                                OPTION/SARS     FISCAL YEAR          PER       EXPIRATION   ------------------
NAME                              GRANTED         2001(1)         SHARE(2)        DATE        5%        10%
----                            -----------   ----------------   -----------   ----------   -------   --------
Eric E. Anderson, Ph.D.(3)....         --             --              --             --          --         --
Stuart Piltch (4).............         --             --              --             --          --         --
Jack N. Brown(5)..............     50,000           12.5            $.75        1/17/11     $23,854   $ 59,765
                                   75,000          18.75            $.86        9/25/11     $40,564   $102,796
Gregory R. Santore............     25,000            6.3            $.85        2/14/11     $13,364   $ 33,867
                                  100,000           25.0            $.86        9/25/11     $54,085   $137,062
Rhonda Matlack................     50,000           12.5            $.86        9/25/11     $27,042   $ 68,531

---------------
(1) During 2001, options to purchase 400,000 shares of Common Stock were granted to 5 employees. Options generally become exercisable in 4 equal annual installments commencing on the date of grant.

(2) The exercise price of the options granted was equal to the closing price of a share of Common Stock on the American Stock Exchange on the date of grant.

(3) Dr. Anderson resigned from the Company on June 12, 2001. Accordingly, pursuant to the terms of the Company's 1999 Stock Option Plan, Dr. Anderson's options expired 90 days after the termination of his employment.

(4) Mr. Piltch resigned from the Company on March 13, 2002.

(5) Mr. Brown resigned from the Company on March 31, 2002. Accordingly, pursuant to the terms of the Company's 1999 Stock Option Plan, Mr. Brown's options expire 90 days after the termination of his employment.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth certain information regarding the exercise of options by Named Executive Officers in 2001 and the number and value of options held by the Named Executive Officers at December 31, 2001.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                  SHARES                      DECEMBER 31, 2001           DECEMBER 31, 2001(1)
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            -----------   --------   -----------   -------------   -----------   -------------
Eric E. Anderson, Ph.D.(2)....    100,000     $12,500          --              --            --             --
Stuart Piltch.................         --          --          --              --            --             --
Jack N. Brown.................         --          --      46,250         108,750        27,563         60,938
Gregory R. Santore............         --          --      31,250          93,750        15,375         46,125
Rhonda Matlack................         --          --      13,500          38,500         6,850         19,100

---------------
(1) In-the-money options are those for which the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with

Securities and Exchange Commission regulations by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.

(2) Dr. Anderson resigned from the Company on June 12, 2001. Accordingly, pursuant to the terms of the Company's 1999 Stock Option Plan, Dr. Anderson's options expired 90 days after the termination of his employment.

CERTAIN EMPLOYMENT ARRANGEMENTS

     Dr. Anderson was employed by the Company during 2001 under an employment agreement that Dr. Anderson entered into on November 17, 1999, which provided for Dr. Anderson to serve as Chief Executive Officer of the Company (the "Anderson Agreement"). Pursuant to the Anderson Agreement, Dr. Anderson received a base salary in 1999 at a rate of $240,000 per annum, with performance-based merit increases to be determined by the Board of Directors upon its annual review of Dr. Anderson's salary. In addition, Dr. Anderson had the opportunity to earn an annual bonus of up to 75% of his base salary. The Anderson Agreement also provided for Dr. Anderson to receive a grant of options to purchase an aggregate of 500,000 shares of Common Stock under the Company's 1999 Stock Option Plan as promptly as practicable after the execution of the Anderson Agreement. The options were granted on June 27, 2000, following the approval by the Company's stockholders of the Integra, Inc. 1999 Stock Option Plan. The options expired 90 days after Dr. Anderson terminated his employment with the Company.

     Dr. Anderson resigned his position as Chief Executive Officer of the Company on June 12, 2001. In connection with his termination of employment, Dr. Anderson entered into a termination agreement with the Company under which the Company agreed to pay him $187,500.

     Mr. Piltch was employed as President and Chief Executive Officer of the Company in 2001 under an employment agreement that Mr. Piltch entered into with the Company on July 27, 2001 (the "Piltch Agreement"). Under the Piltch Agreement, Mr. Piltch received a base salary of $250,000 per year. In addition, Mr. Piltch had the opportunity to earn a bonus of up to 75% of his base salary, based upon targets established by the Board of Directors. Mr. Piltch was not entitled to any bonus for 2001. The Piltch Agreement contains a covenant by Mr. Piltch not to solicit business from customers of the Company, solicit employees from the Company or compete with the Company for a period of one-year following the termination of his employment with the Company.

     Mr. Piltch resigned his position as Chief Executive Officer of the Company on March 13, 2002. In connection with his resignation, Mr. Piltch repurchased the membership units of Global Benefits Solutions LLC ("GBS"), which he sold to the Company in July 2001, prior to becoming Chief Executive Officer of the Company (the "Repurchase"), by surrendering to the Company the 1,000,000 shares of Common Stock and all of the issued and outstanding shares of Series SP Preferred Stock of the Company that he had received in consideration for the membership units of GBS. In connection with the Repurchase, Mr. Piltch released the Company from any and all claims, demands, controversies, actions, causes of action, obligations, liabilities, costs, expenses, fees, and damages whatsoever in character, nature and kind, in law or in equity, past or present, known or unknown, suspected or unsuspected, that arose prior to the 120th day after the consummation of Repurchase. In addition, Mr. Piltch again agreed not to compete with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In July 2001, in return for his commitment to provide the Company with a loan of $1,000,000, Charles Henri-Weil, a director of the Company who serves on the Compensation Committee, received a warrant from the Company to purchase 50,000 shares of Common Stock. The warrant has an exercise price of $.70 per share and a 10-year term.

     In January 2002, in return for his loan to the Company of $500,000, Mr. Weil received a warrant from the Company to purchase an additional 50,000 shares of Common Stock. The warrant has an exercise of $1.20 per share, which was the closing price of a share of common stock on the American Stock Exchange on January 18, 2002, the date the warrant was granted. The warrant has a 10-year term.

                      REPORT OF THE COMPENSATION COMMITTEE

     The report of the Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are: (i) to offer levels of compensation which are competitive with those offered by other companies in similar businesses; (ii) to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals; (iii) to link compensation with the Company's financial performance; and (iv) to align the interests of the Company's executives with the interests of the Company's stockholders.

     There are three major components to executive compensation at the Company: base salary, bonus and stock options.

BASE SALARY

     Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to recruit and retain key executives. After reviewing individual and Company performance and salaries at companies of similar size, the Chief Executive Officer makes recommendations to the Compensation Committee concerning officers' salaries. The Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations.

EXECUTIVE OFFICER BONUSES

     Bonuses are paid to the Company's executive officers based upon both their individual performance and the Company's financial performance. Amounts that may be earned by an executive officer as bonus compensation, expressed as a percentage of base salary, are generally agreed upon with the executive officer at the commencement of his employment, subject to annual review by the Chief Executive Officer of the Company in consultation with the Compensation Committee. Bonuses, which are paid annually, range from 10% to 75% of an employee's annual base salary. Depending on the provisions of the executive officer's employment agreement, between 30% and 75% of the employee's bonus will be based upon the financial performance of the Company. The remaining portion of an executive officer's bonus is based upon the achievement of personal performance goals which are set by the Chief Executive Officer of the Company in consultation with the Compensation Committee in the following areas: patient care efficiency, employee retention, management objectives and personal objectives.

STOCK OPTIONS

     During 2001, the Company granted 300,000 stock options under the Integra, Inc. 1999 Stock Option Plan to executive officers of the Company. The Company did not grant any stock options under the 1994 Stock Option Plan during 2001 (together with the 1999 Stock Option Plan, the "Plans"). The primary purpose of the Plans is to align the interests of the Company's key employees, including its executive officers, more closely with the interests of the Company's stockholders by offering these key employees an opportunity to benefit from increases in the market price of the Common Stock. The Plans provide long-term incentives that will enable the Company to attract and retain key employees by encouraging their ownership of Common Stock. The Plans are administered by the Compensation Committee of the Board of Directors, which determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Compensation Committee may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Dr. Anderson's base salary was determined pursuant to the terms of his employment agreement with the Company. He was eligible to receive performance-based merit increases determined by the Board of Directors upon its annual review of Dr. Anderson's salary. In addition, Dr. Anderson's employment agreement provided that Dr. Anderson could earn an annual bonus of up to 75% of his base salary, to be determined by the Board of Directors within the first 90 days of each calendar year for the prior year. Dr. Anderson did not receive a bonus for 2001.

     Mr. Piltch's compensation was based primarily on an employment contract that was negotiated at arms length before Mr. Piltch joined the Company on July 27, 2001. Mr. Piltch was not entitled to any bonus for 2001.

                                          COMPENSATION COMMITTEE

                                          Shawkat Raslan, Chairman
                                          Elliot Sainer
                                          Charles Henri-Weil

April 29, 2002

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management report and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Elliot Sainer, Chairman
                                          Shawkat Raslan
                                          Charles Henri-Weil

April 29, 2002

                              CERTAIN TRANSACTIONS

     On July 27, 2001, the Company acquired 100% of the membership units of Global Benefits Solutions LLC ("GBS") from Stuart Piltch in exchange for the Company's issuance to Mr. Piltch of 1,000,000 shares of the Common Stock and 97,500 shares of the Company's Series SP Preferred Stock. Pursuant to an agreement dated as of April 4, 2002 (the "Closing Date"), the Company sold 100% of the membership units of GBS to Stuart Piltch in exchange for Mr. Piltch's surrender to the Company of 1,000,000 shares of Common Stock and all of the issued and outstanding shares of the Company's Series SP Preferred Stock, as well as payment to the Company of the first $180,000 collected within the first three months after the Closing Date with regard to the accounts receivable of GBS and up to $50,000 in connection with the settlement of certain claims. Mr. Piltch was not employed by the Company at the time of either transaction.

     See also "Compensation Committee Interlocks and Insider Participation."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The stockholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of the Company's Common Stock as of April 26, 2002, each director and each Named Executive Officer and all directors and executive officers of the Company as a group, and their respective stockholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                                                    PERCENT OF
                                                              NUMBER OF SHARES     COMMON STOCK
NAME AND ADDRESS                                              OF COMMON STOCK     OUTSTANDING(1)
----------------                                              ----------------    --------------
Charles Henri-Weil(2)(3)....................................     1,365,250             13.0
  8/Rue Cortambert
  Paris, France 75116
Shawkat Raslan(3)...........................................       120,450              1.2
Elliot Sainer(3)(4).........................................        21,250                *
Eric E. Anderson, Ph.D.(5)..................................       120,000              1.2
Stuart Piltch(6)............................................            --               --
Jack N. Brown(3)(7).........................................        52,748                *
Gregory R. Santore(3).......................................        31,250                *
Rhonda Matlack(3)...........................................        13,500                *
Directors and executive officers as a group (6
  Persons)(8)...............................................     1,551,700             14.6

---------------
 *  Less than one percent (1%).

(1) Applicable percentage ownership is based on 10,251,052 shares of Common Stock outstanding on April 26, 2002. Shares of Common Stock issuable upon the exercise of stock options exercisable currently or within 60 days of April 26, 2002 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's beneficial ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 629,900 shares held indirectly by Mr. Weil through Compania Financeria Tassarina S.A., a Panama corporation, of which Mr. Weil is the sole shareholder.

(3) Includes with respect to Mr. Weil 28,750 shares, Mr. Raslan 53,750 shares, Mr. Sainer 16,250 shares, Mr. Brown 46,250, Mr. Santore 31,250 shares, and Ms. Matlack 13,500 shares, all of which shares are subject to options that are presently exercisable or exercisable within 60 days of April 26, 2002. Also includes, with respect to Mr. Weil, 200,000 shares underlying presently exercisable warrants to purchase Common Stock.

(4) Includes 5,000 shares owned by Mr. Sainer's daughter.

(5) Includes 4,000 shares owned by a trust for the benefit of Dr. Anderson's son. Dr. Anderson terminated his employment with the Company on June 12, 2001.

(6) Mr. Piltch terminated his employment with the Company on March 13, 2002.

(7) Includes 4,500 shares owned by a trust for the benefit of Mr. Brown's mother. Mr. Brown terminated his employment with the Company on March 31, 2002.

(8) Includes 143,500 shares underlying options and 200,000 shares underlying warrants.

                               PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return of the Company's Common Stock to the AMEX Market Value Index and to the NASDAQ Health Services Index for the period from December 31, 1996 to December 31, 2001. Effective July 14, 1997, the Company's Common Stock was listed on the American Stock Exchange and, accordingly, the Company has selected the AMEX Market Value Index as an appropriate index for this graph. The graph assumes that $100 was invested in each of the Company's Common Stock, the AMEX Market Value Index, and the NASDAQ Health Services Index on December 31, 1996 and that all dividends were reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG INTEGRA, INC., THE AMEX MARKET VALUE INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX

                                  [LINE GRAPH]

--------------------------------------------------------------------------------
                                        Cumulative Total Return
                       ---------------------------------------------------------
                        12/96     12/97     12/98     12/99     12/00     12/01
--------------------------------------------------------------------------------
 INTEGRA, INC.......   100.00     66.67     33.33     45.01     21.68     36.00
 AMEX MARKET
   VALUE............   100.00    125.06    134.24    171.49    176.21    167.92
 NASDAQ HEALTH
   SERVICES.........   100.00    102.60     86.98     69.96     96.04    103.82

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and owners of greater than 10 percent of the Common Stock are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports filed.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2001, the Company's officers and directors and owners of more than 10 percent of the Common Stock complied with their respective filing requirements under Section 16(a).

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP ("PwC") audited the Company's financial statements for the fiscal year ended December 31, 2000. On April 11, 2001, the Company dismissed PwC as its independent public accountants. The decision to change accountants was recommended by the Audit Committee of the Company's Board of Directors and was approved by the Company's Board of Directors on April 11, 2001. PwC's reports on the Company's financial statements for each of the past two years contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's two most recent fiscal years in the period ended December 31, 2000, and during the period from January 1, 2001 through and including April 11, 2001, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     During the Company's two most recent fiscal years in the period ended December 31, 2000, and during the period from January 1, 2001 through and including April 11, 2001, PwC did not advise the Company that: (a) internal controls necessary for the Company to develop reliable financial statements did not exist; (b) information had come to PwC's attention that led it to no longer be able to rely on management's representation or that made it unwilling to be associated with the financial statements prepared by management; (c) PwC needed to expand significantly the scope of its audit, or that information had come to PwC's attention that, if further investigated, might have materially impacted the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent audited financial statements, or cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements; or (d) that information had come to PwC's attention it had concluded materially impacted the fairness or reliability of a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal period subsequent to the most recent audited financial statements and the issue was not resolved to PwC's satisfaction prior to its dismissal.

     On April 11, 2001, the Company engaged Ernst & Young to serve as the Company's independent accountants. During the Company's two most recent fiscal years in the period ended December 31, 2000 and during the period from January 1, 2001 through and including April 11, 2001, neither the Company, nor anyone acting on its behalf, consulted Ernst & Young regarding either: (a) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement with the former accountant or a reportable event.

     The Board of Directors has selected Ernst & Young to serve as the Company's independent public accountants for the fiscal year ended December 31, 2002, subject to ratification by the Company's stockholders. A representative of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed for professional services rendered by Ernst & Young for the audit of the Company's annual financial statements for the year ended December 31, 2001 and the reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the year ended December 31, 2001 were $103,568.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed for professional services rendered by Ernst & Young during fiscal year 2001 relating to financial information systems design and implementation.

ALL OTHER FEES

     The aggregate fees billed for all other services rendered by Ernst & Young during fiscal year 2001, other than the services referred to above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," were $37,469, which were related to the acquisition of Global Benefit Solutions, LLC.

     After considering the provision of services encompassed within the above disclosures about fees (under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees"), the Audit Committee has determined that the provision of such services is compatible with maintaining Ernst & Young's independence.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders of the Company must be received by the Company by January 7, 2003 in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting. In the event that a stockholder fails to notify the Company by January 7, 2003 of an intent to be present at the Company's 2003 Annual Meeting of Stockholders in order to present a proposal for a vote, the Company will have the right to exercise its discretion and vote against the proposal, if presented, without including any information about the proposal in its proxy materials.

                                          By Order of the Board of Directors,

                                          Mary W. Tindall
                                          Secretary

April 30, 2002

(front)
 PROXY                                                                    PROXY

                                  INTEGRA, INC.

                  ANNUAL MEETING OF STOCKHOLDERS - JUNE 7, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints GREGORY R. SANTORE and SHAWKAT RASLAN or either of them, with full power of substitution, proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Integra, Inc. which the undersigned would be entitled to vote if personally present at the 2002 Annual Meeting of Stockholders of Integra, Inc. to be held at the offices of the Company, 1060 First Avenue, King of Prussia, Pennsylvania, at 9:00 a.m. local time on Friday, June 7, 2002, and at any adjournment or postponement thereof, subject to the directions indicated on the reverse.

         IF INSTRUCTIONS ARE GIVEN IN THE SPACES ON THE REVERSE SIDE HEREOF, THE SHARES WILL BE VOTED IN ACCORDANCE THEREWITH. IF INSTRUCTIONS ARE NOT GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2, EACH AS SET FORTH ON THE REVERSE SIDE HEREOF. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                  (Continued and to be signed on reverse side)



(reverse)

A. [x]  Please mark your votes as in this example
    FOR all nominees       WITHHOLD                                        2.  Ratification of          FOR   AGAINST  ABSTAIN
    listed at right        AUTHORITY                                       appointment of Ernst &       [ ]     [ ]      [ ]
    (except as marked      to vote for all                                 Young LLP as independent
    to the contrary)       nominees listed                                 accountants for 2002.
                           at right.

1.Election [ ]               [ ]   NOMINEES: Shawkat Raslan                3. In their discretion,
    of                                       Elliot Sainer                 the Proxies are authorized
  Directors                                  Charles Henri-Weil            to vote upon such other
                                                                           business as may properly
                                                                           come before the meeting.
FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):
                                                                           THE UNDERSIGNED HEREBY
--------------------------------------------------------                   ACKNOWLEDGES RECEIPT OF
                                                                           THE NOTICE OF ANNUAL
                                                                           MEETING, PROXY STATEMENT
                                                                           AND ANNUAL REPORT OF
                                                                           INTEGRA, INC.


Signature: ______________________(Seal)

Signature if held jointly: ___________________

Date: _______, 2002

Note: Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. If a partnership, please sign in partnership name by authorized person.